Exhibit 1

PRESS RELEASE

British American Tobacco Announces Expiration of Registered Exchange Offer for 2.297% Notes due 2020, 2.764% Notes due 2022, 3.222% Notes due 2024, 3.557% Notes due 2027, 4.390% Notes due 2037, 4.540% Notes due 2047, Floating Rate Notes due 2020 and Floating Rate Notes due 2022

London, United Kingdom; 21 November 2018 – British American Tobacco p.l.c. (BAT) today announces the expiration of the offer by B.A.T Capital Corporation (the “Issuer”), a wholly owned subsidiary of BAT, to exchange (1) new 2.297% Notes due 2020 (the “2.297% Exchange Notes”), which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any of its unregistered outstanding 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”); (2) new 2.764% Notes due 2022 (the “2.764% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”); (3) new 3.222% Notes due 2024 (the “3.222% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”); (4) new 3.557% Notes due 2027 (the “3.557% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”); (5) new 4.390% Notes due 2037 (the “4.390% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”); (6) new 4.540% Notes due 2047 (the “4.540% Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”); (7) new Floating Rate Notes due 2020 (the “2020 Floating Rate Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2020 (the “Unregistered 2020 Floating Rate Notes”); and (8) new Floating Rate Notes due 2022 (the “2022 Floating Rate Exchange Notes”, and together with the 2.297% Exchange Notes, the 2.764% Exchange Notes, the 3.222% Exchange Notes, the 3.557% Exchange Notes, the 4.390% Exchange Notes, the 4.540% Exchange Notes and the 2020 Floating Rate Exchange Notes, the “Exchange Notes”), which are registered under the Securities Act, for any of its unregistered outstanding Floating Rate Notes due 2022 (the “Unregistered 2022 Floating Rate Notes”, and together with the Unregistered 2.297% Notes, the Unregistered 2.764% Notes, the Unregistered 3.222% Notes, the Unregistered 3.557% Notes, the Unregistered 4.390% Notes, the Unregistered 4.540% Notes and the Unregistered 2020 Floating Rate Notes, the “Unregistered Notes”) (collectively, the “Exchange Offer”).

The Exchange Offer expired at 5:00 p.m., New York City time, on 20 November 2018. BAT has been advised that (1) $2,240,467,000 in aggregate principal amount of the Unregistered 2.297% Notes; (2) $2,249,525,000 in aggregate principal amount of the Unregistered 2.764% Notes; (3) $2,477,391,000 in aggregate principal amount of the Unregistered 3.222% Notes; (4) $3,493,054,000 in aggregate principal amount of the Unregistered 3.557% Notes; (5) $2,499,700,000 in aggregate principal amount of the Unregistered 4.390% Notes; (6) $2,498,262,000 in aggregate principal amount of the Unregistered 4.540% Notes; (7) $992,350,000 in aggregate principal amount of the Unregistered 2020 Floating Rate Notes; and (8) $743,066,000 in aggregate principal amount of the Unregistered 2022 Floating Rate Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer, and BAT has accepted for exchange all such Unregistered Notes pursuant to the Exchange Offer. BAT expects that settlement of the Exchange Offer will occur on or about 23 November 2018.

About British American Tobacco p.l.c.

BAT is one of the world’s leading, multi-category consumer goods companies, that provides tobacco and nicotine products to millions of consumers around the world. It employs over 55,000 people, with market leadership in over 55 countries and factories in 42. Its Strategic Portfolio is made up of its global cigarette brands and an increasing range of potentially reduced-risk products, comprising vapour and tobacco heating products, as well as oral tobacco and nicotine products such as moist snuff and snus.

In 2017, BAT and its subsidiaries (together, the “Group”) generated reported revenue of £20 billion and profit from operations of £6.5 billion. In July 2017, British American Tobacco p.l.c. acquired the remaining 57.8% of Reynolds American Inc. that BAT did not already own, creating a stronger, global tobacco and nicotine company.

Forward-Looking Statements

This announcement contains certain forward-looking statements, including “forward-looking” statements made within the meaning of Section 21E of the United States Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances of and relating to the Group occurring from time to time in the countries and markets in which the Group operates.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this announcement. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade; the impact of adverse domestic or international legislation and regulation; changes in domestic or international tax laws and rates; adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition; changes or differences in domestic or international economic or political conditions; adverse decisions by domestic or international regulatory bodies; the impact of market size reduction and consumer down-trading; translational and transactional foreign exchange rate exposure; the impact of serious injury, illness or death in the workplace; the ability to maintain credit ratings and to fund the business under the current capital structure; the inability to lead the development and roll-out of BAT innovations (NGP and Combustible); and changes in the market position, businesses, financial condition, results of operations or prospects of the Group.

It is believed that the expectations reflected in this announcement are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward-looking statements reflect knowledge and information available at the date of preparation of this announcement and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements.

No statement in this communication is intended to be a profit forecast and no statement in this communication should be interpreted to mean that earnings per share of BAT for the current or future financial years would necessarily match or exceed the historical published earnings per share of BAT.

Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Annual Report on Form 20-F filed on 15 March 2018 and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website, http://www.sec.gov, and the Company’s Annual Reports, which may be obtained free of charge from the British American Tobacco website www.bat.com.

Non-Solicitation

This communication shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Unregistered Notes. The Exchange Offer was made only pursuant to a prospectus dated 22 October 2018 (the “Prospectus”) and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

United Kingdom

The communication of the Prospectus and any other documents or materials relating to the Exchange Offer was not and is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the U.K. Financial Services and Markets Act 2000 (“FSMA”). Accordingly, such documents and/or materials have not been and are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is only directed at and may be communicated to (1) those persons who are existing members or creditors of the Group or other persons within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, and (2) any other persons to whom these documents and/or materials may lawfully be communicated.

European Economic Area Retail Investors

The Exchange Offer was not made available to, and the Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (2) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (3) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

By tendering any Unregistered Notes, each holder of Unregistered Notes represented that if such holder is located or resident in any member state of the EEA which has implemented the Prospectus Directive, such holder is a “qualified investor” as defined in the Prospectus Directive.

Enquiries:

Investor Relations
Mike Nightingale / Rachael Brierley / John Harney
+44 (0) 20 7845 1180 / 1519 / 1263

Press Office
+44 (0) 20 7845 2888 (24 hours) | @BATPress

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